Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statements on Form S-3 (Nos. 333-292706, 333-262341 and 333-282228) of GPGI, Inc.
(2)Registration Statements on Form S-8 (Nos. 333-288316, 333-281483, 333-273982 and 333-263617) of GPGI, Inc.
of our report dated March 9, 2026, with respect to the consolidated financial statements of Husky Technologies Limited included in this Annual Report (Form 10-K) of GPGI, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Chartered Professional Accountants
Licensed Public Accountants

Toronto, Canada
March 12, 2026